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                                                                     EXHIBIT 4.1

         FIRST SUPPLEMENTAL INDENTURE, dated as of June 15, 2005 (the "Supplemental Indenture"), by and between TravelCenters of America, Inc., a Delaware corporation (the "Company"), TA Operating Corporation, a Delaware corporation, TA Travel, L.L.C., a Delaware limited liability company, and TA Licensing, Inc., a Delaware corporation, as guarantors (the "Guarantors") and U.S. Bank National Association, as successor trustee to State Street Bank and Trust Company, as trustee (the "Trustee") to the Indenture, dated as of November 14, 2000 (the "Indenture"), by and among the Company, the Guarantors and the Trustee.

                                   WITNESSETH:

         WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered the Indenture providing for the issuance of 12 3/4% Senior Subordinated Notes due May 1, 2009 (the "Securities") of the Company;

         WHEREAS, there is currently outstanding under the Indenture $190,000,000 in aggregate principal amount of the Securities;

         WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantors and the Trustee may, with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities, amend the Indenture, subject to certain exceptions specified in Section 9.02 of the Indenture;

         WHEREAS, the Company has offered to purchase for cash all of the outstanding Securities upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated June 2, 2005, as the same may be amended, supplemented or modified (the "Offer");

         WHEREAS, the Offer is conditioned upon, among other things, the proposed amendments (the "Proposed Amendments") to the Indenture set forth herein having been approved by at least a majority in aggregate principal amount of the outstanding Securities (and a supplemental indenture in respect thereof having been executed and delivered) with the effectiveness of such Proposed Amendments with respect to the Securities being subject to the acceptance for payment by the Company of the Securities representing a majority in aggregate principal amount of the outstanding Securities pursuant to the Offer (the "Acceptance");

         WHEREAS, the Company has received and delivered to the Trustee the requisite consents to effect the Proposed Amendments under the Indenture;

         WHEREAS, the Company has been authorized by a resolution of its Board of Directors to enter into this Supplemental Indenture; and

         WHEREAS, all other acts and proceedings required by law, by the Indenture and by the certificate of incorporation and by-laws of the Company to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

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                                                                               2





         NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Securities, the Company, the Guarantors and the Trustee hereby agree as follows:

                                   ARTICLE ONE

Section 1.01 Definitions.

         Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

                                   ARTICLE TWO

Section 2.01 Amendment of Section 1.01.

         Effective upon, and subject only to, the Acceptance, the provisions of
Section 1.01 of the Indenture are amended by deleting the definition of each term that is used in the Indenture only in the sections that are deleted pursuant to Sections 2.03 through 2.12 of this Supplemental Indenture.

Section 2.02 Amendment of Section 1.02.

         Effective upon, and subject only to, the Acceptance, the provisions of
Section 1.02 of the Indenture are amended by deleting the references to each term that is used in the Indenture only in the sections that are deleted pursuant to Sections 2.03 through 2.12 of this Supplemental Indenture.

Section 2.03 Amendment of Section 4.02.

         Effective upon, and subject only to, the Acceptance, the provisions of
Section 4.02 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

Section 2.04 Amendment of Section 4.03.

         Effective upon, and subject only to, the Acceptance, the provisions of
Section 4.03 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

Section 2.05 Amendment of Section 4.04.

         Effective upon, and subject only to, the Acceptance, the provisions of
Section 4.04 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

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Section 2.06 Amendment of Section 4.05.

         Effective upon, and subject only to, the Acceptance, the provisions of
Section 4.05 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

Section 2.07 Amendment of Section 4.06.

         Effective upon, and subject only to, the Acceptance, the provisions of
Section 4.06 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

Section 2.08 Amendment of Section 4.07.

         Effective upon, and subject only to, the Acceptance, the provisions of
Section 4.07 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

Section 2.09 Amendment of Section 4.08.

         Effective upon, and subject only to, the Acceptance, the provisions of
Section 4.08 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

Section 2.10 Amendment of Section 4.09.

         Effective upon, and subject only to, the Acceptance, the provisions of
Section 4.09 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

Section 2.11 Amendment of Section 5.01.

         Effective upon, and subject only to, the Acceptance, the provisions of
Section 5.01 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

Section 2.12 Amendment of Section 6.01.

         Effective upon, and subject only to, the Acceptance, the provisions of
Section 6.01 of the Indenture are amended by deleting the text of paragraphs of
(3), (4), (6), (7), (8) and (9) from Section 6.01 and inserting in lieu thereof the phrase "[intentionally omitted]".

                                  ARTICLE THREE

Section 3.01 Continuing Effect of Indenture.

         Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Securities outstanding thereunder shall remain in full force and effect.

Section 3.02 Construction of Supplemental Indenture.

         The Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture.

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Section 3.03 Governing Law.

         This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 3.04 Trust Indenture Act Controls.

         If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended, as in force at the date this Supplemental Indenture is executed, the provision required by said Act shall control.

Section 3.05 Trustee Disclaimer.

         The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

Section 3.06 Counterparts.

         This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the day and year first above written.



                                     TRAVELCENTERS OF AMERICA, INC.



                                     By: /s/ JAMES W. GEORGE
                                        ---------------------------------------
                                        Name:  James W. George
                                        Title: Executive Vice President,
                                               CFO & Secretary



                                     TA OPERATING CORPORATION, as Guarantor



                                     By: /s/ JAMES W. GEORGE
                                        ---------------------------------------
                                        Name:  James W. George
                                        Title: Executive Vice President,
                                               CFO & Secretary


                                     TA TRAVEL, L.L.C., as Guarantor



                                     By: /s/ JAMES W. GEORGE
                                        ---------------------------------------
                                        Name:  James W. George
                                        Title: Executive Vice President,
                                               CFO & Secretary


                                     TA LICENSING, INC., as Guarantor



                                     By: /s/ JAMES W. GEORGE
                                        ---------------------------------------
                                        Name:  James W. George
                                        Title: Executive Vice President,
                                               CFO & Secretary


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                                                                               6



                                     U.S. BANK NATIONAL ASSOCIATION, as Trustee



                                     By: /s/ SUSAN C. MERKER
                                        ---------------------------------------
                                        Name:  Susan C. Merker
                                        Title: Vice President